Date Filed: January 8, 2002                                          SEC File No. 333-64474
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549
FORM SB-2
AMENDMENT #3
Registration Statement Under the Securities Act of 1933

KARRISON COMPAGNIE, INC.
(Exact Name of Issuer as Specified in Its Charter)

                Nevada                                   5712                                 75-2912201
State of Incorporation                  Primary Standard Industrial             I.R.S. Employer
                                        Classification Code Number              Identification Number
2417 Mahon Street, Dallas, Texas 75201
(Address and Telephone Number of Issuer's Principal Offices and Place of Business)

Corporate Service Center, Inc.
1475 Terminal Way, Suite E, Reno, Nevada 89502-3225
(800) 638-3225
(Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the box. 

CALCULATION OF REGISTRATION FEE
Title of class of      Amount to be          Proposed                Proposed                 Amount of
securities to be       registered            Maximum                 maximum                  Registration Fee
registered                                   offering price per      aggregate offering
                                             unit                    price
Common Stock           1,000,000             $0.05                            $50,000          $12.50

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) , may determine.

PROSPECTUS

KARRISON COMPAGNIE, INC

Maximum of 1,000,000 shares of common stock
Price per share: $0.05
Total proceeds if maximum sold: $50,000

This is our initial public offering so there is no public market for our shares. However, we hope to have a market maker apply to have prices for our shares quoted on the OTC bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

An investment in our Company is risky, especially given its young age. Only people who can afford to lose the money they invest in our Company should invest in our shares. A FULL DISCUSSION OF THE RISKS OF OWNING OUR SHARES BEGINS AT PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful of complete. Any representation to the contrary is a criminal offense.

                              Price to Public           Underwriting Discount            Proceeds to Issuer
                                                           and Commissions                or other Persons
Per Share                          $0.05                        None                            $0.05
Total Maximum                     $50,000                       None                           $50,000

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering no later 120 days after the date this registration statement becomed effective although we may extend the offering period for a 90 day period past this original 120 day period if we choose.

The information in this Prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

January 8, 2002
SUMMARY OF THE OFFERING...........................................................................................1

RISK FACTORS......................................................................................................2
         We are a development stage company, with no significant history of operations that you can examine to know if we have the ability to successfully conduct business................................................................................2
         Even if we sell all of the shares offered, we will not have significant funds so that a financial reversal could wipe out any reserves we might otherwise have........................2
         Because this is a "best efforts" offering, we have no assurances that any of our

         Our management will have voting control of us, even if all of the shares offered are sold.
                   ...............................................................................................3
         Because we only have one director, the compensation of our officer is in the sole discretion of one person........................................................................4
         Because the price at which the shares are offered is higher than our current per share value, immediate dilution of value of our stock will occur................................4
         Because we have issued shares that may become eligible for resale under Rule
                  144, a large amount of our stock could be sold, potentially depressing our stock price
                   ...............................................................................................4
         Because we do not expect to pay dividends on our common stock in the foreseeable future, shareholders may have no way to recoup any of their investment......................................................................................5
         There is no public market for our shares and should be considered an illiquid investment.
                   ...............................................................................................5
         Our stock will probably be subject to the penny stock regulations and may be

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
         MANAGEMENT..............................................................................................10

DESCRIPTION OF SECURITIES........................................................................................11

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
          .......................................................................................................17

EXECUTIVE COMPENSATION...........................................................................................18

FINANCIAL STATEMENTS.............................................................................................18
SUMMARY OF THE OFFERING
THE COMPANY:                                Karrison Compagnie, Inc. is a corporation formed
                                            under the laws of Nevada on December 12, 2000,
                                            whose principal executive offices are located in
                                            Dallas, TX.  We are a development stage company
                                            with only minimal sales.  We expect to use the net
                                            proceeds of this offering to purchase antiques for
                                            resale and to develop a web site for selling antiques
                                            via the internet.  We intend to market antiques to
                                            businesses and individuals through our web site.  We
                                            have established 2 web site names:
                                            www.Karrisoncompagnie.com and www.karrison.com
                                            and expect to proceed to build our web site with some
                                            of the proceeds to be raised through this offering.  We
                                            maintain our executive offices at 2417 Mahon Street,
                                            Dallas, TX, 75201.

SECURITIES OFFERED:                         We are offering up to a maximum of 1,000,000 shares
                                            of common stock, $0.001 par value per share.  The
                                            shares are offered at $0.05 per share for total gross
                                            offering proceeds of $50,000, assuming the maximum
                                            amount is sold.  We have received an opinion of
                                            counsel, included as an exhibit to the registration
                                            statement of which this prospectus is a part, opining
                                            as to the legality of the shares being offered.

SHARES OF COMMON                            1,000,000 shares
STOCK OUTSTANDING
AS OF THE DATE OF THIS
PROSPECTUS:

SHARES OF COMMON                            2,000,000 shares
STOCK OUTSTANDING
AFTER OFFERING,
ASSUMING MAXIMUM
AMOUNT SOLD:

TERMS OF THE OFFERING:                      There is no minimum offering.  Accordingly, as shares
                                            are sold, we will use the money raised for our
                                            activities.  The offering will remain open for 120 days
                                            after this registration statement becomes effective
                                            unless we decide to cease selling efforts prior to this
                                            date.  We also may extend our offering for 90 days

                                                         1

                                            past the original 120 offering period if we choose.

USE OF PROCEEDS:                            We intend to use the net proceeds of this offering
                                            primarily for purchasing antiques for resale and
                                            developing a web site for selling antiques to
                                            businesses and individuals.

PLAN OF DISTRIBUTION:                       This is a best efforts underwriting, with no
                                            commitment by anyone to purchase any shares.  The
                                            shares will be offered and sold by our principal
                                            executive officer and director so no underwriters will
                                            be used.
RISK FACTORS

An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in Karrison Compagnie, Inc.

Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

We are a development stage company, with no significant history of operations that you can examine to know if we have the ability to successfully conduct business. We were incorporated on December 12, 2000, and are, therefore, a start up company with very little operating history or revenues. As a result, we have no meaningful financial history that you can review to see if have made money in the past. Although past performance is no guarantee of future success, if we had a long financial record, you could determine whether we are capable of implementing our business plan and increasing the value of our stock.

Even if we sell all of the shares offered, we will not have significant funds so that a financial reversal could wipe out any reserves we might otherwise have. We are only seeking to raise $50,000. As a result, we will still be considered an extremely small company, even if we sell all of the stock we are trying to sell. Because we will have so little money, any financial reversal could totally wipe out any reserve we had hoped to have.

Competition in the e-commerce world is keen and we may not be able to compete and survive. The electronic commerce industry is new, ever changing and very competitive. We expect competition in the e business world to intensify in the future. If we fail to attract and retain a customer base we will not develop significant revenues or market share. Going into business on the internet is easy and new competitors can launch sites at a relatively low cost. In addition, the Internet market for antiques and collectibles is very competitive and no clear leader has been established. We will compete with a variety of other companies; including traditional retail antique and collectibles stores and the online retail web sites of some traditional retailers, many of whom have much more money then we do.

Because this is a "best efforts" offering, we have no assurances that any of our stock will be sold. This offering is being conducted on a "best efforts" basis, meaning that no underwriter has agreed to buy our shares. As a result, we have no assurances as to what level of proceeds, if any, will be obtained. To fully implement our business plan for the next 12 months, we need to obtain the $50,000 sought to be raised. In the event we fail to obtain all or substantially all of the proceeds sought in this offering, our ability to effectuate our business plan will be materially adversely effected, and investors may lose all or substantially all of their investment.

We have no underwriters so no other party with an financial interest has reviewed this offering for fairness. We are offering these shares through our sole director and officer and are not using an underwriter. As a result, no other person sophisticated in financial affairs has reviewed this offering to determine if it is fair or if our business plan makes financial sense so there is a risk that we may have priced our shares at an amount that is higher than they are intrinsically worth.

We have no history of profits and no assurances of profits ever developing. As with most development stage companies, we have experienced losses since inception. If only limited funds are raised in this offering, the risk of our financial failure is high. We have been dependent upon loans from our shareholder to sustain our development activities to date. In our discretion, if we receive the maximum proceeds sought to be raised, the entire principal amount of this loan, including interest, will probably be repaid.

Our success will depend greatly upon our sole director and officer. Karrison Nichols is serving as our sole officer and director. Loss of her services may hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon Ms. Nichols' entrepreneurial skills and experience to implement our business plan. Her inability to devote full time and attention to the affairs of Karrison Compagnie, Inc. could hinder our growth.

We do not have an employment agreement with Ms. Nichols and there is no assurance that she will continue to manage our affairs in the future. We could lose the services of Ms. Nichols, or she could decide to join a competitor or otherwise compete with us directly or indirectly, having a negative affect on our business and potentially causing the price of our stock to be worthless. The services of Ms. Nichols would be difficult to replace.

Ms. Nichols has limited experience in the retail antique business on or off the Internet. Ms. Nichols is not an antique or collectible dealer by trade. We will likely need to rely on others who understand that business better than Ms. Nichols. Because of this lack of experience, we may overestimate the marketability of our products and may underestimate the costs and difficulties of selling the products. These difficulties could prevent us from accurately determining the feasibility of our business plan, limiting our profitability, if any, and decreasing the value of our stock.

Our management will have voting control of us, even if all of the shares offered are sold. Our management, inclusive of our board of directors, owns 500,000 shares of our outstanding common stock. After completion of this offering, assuming all of the shares offered hereby are sold, our management will continue to control at least 25% of our voting securities, without giving effect to (i) any stock option plan that could be adopted by management and approved by a majority of the shareholders or (ii) any additional issuances of our common stock or other securities to management and/or others, in our management's sole discretion. As a result, our management will effectively control our affairs, including the election of all of our board of directors, the issuance of additional shares of common stock for a stock option plan or otherwise, the distribution and timing of dividends, if any, and all other matters.

Because we only have one director, the compensation of our officer is in the sole discretion of one person. Because Karrison Nichols will own at least 25% of our company, she will likely continue to control our board of directors. As a result, Ms. Nichols will be entitled to establish the amount of her compensation, including the amount of any bonuses paid to her. In addition, because we do not have any independent directors, there will be no oversight of the reasonableness of any bonuses paid to Karrison Nichols or other officers, if added.

Because the price at which the shares are offered is higher than our current per share value, immediate dilution of value of our stock will occur. This offering itself involves immediate and substantial dilution to investors, as more particularly described in the dilution section beginning on page 7. Any securities issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of our common stock purchased in this offering.

Because we have issued shares that may become eligible for resale under Rule 144, a large amount of our stock could be sold, potentially depressing our stock price. All of our presently outstanding shares of common stock aggregating 1,000,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three-month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Karrison Nichols, our principal executive officer, owns an aggregate of 500,000 restricted shares for which the one year holding period expired on December 13, 2001. In addition, all of our other shareholders’ common stock will be eligible to use Rule 144 on February 27, 2002. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Because we do not expect to pay dividends on our common stock in the foreseeable future, shareholders may have no way to recoup any of their investment. We intend for the foreseeable future to retain earnings, if any, for the future operation and expansion of our business and do not anticipate paying dividends on our shares of common stock for the foreseeable future.

There is no public market for our shares and should be considered an illiquid investment. There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop or be sustained if developed. While we plan, following the termination of this offering, to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

Our stock will probably be subject to the penny stock regulations and may be more difficult to sell than other registered stock. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

USE OF PROCEEDS

The net proceeds to our company from the sale of the Shares offered hereby, assuming all of the Shares offered hereby are sold, of which no assurances are given, are estimated to be $49,000, giving effect to the estimated expenses of the Offering of approximately $1,000.

The following table sets forth the anticipated use of the net proceeds of this Offering in the event that 25%, 50% or all 1,000,000 Shares offered hereby are sold. We may not be able to sell all of the Shares and thus generate $50,000. Our receipt of no or nominal proceeds will have a material adverse effect upon our investors and us.

Use of proceeds             25% of               50% of               100% of
                            shares sold          shares               shares
                                                 sold                 sold
Repayment of                        $0             $12,251             $21,503
loan to director
Acquisition of                  $9,500              $7,749             $16,497
property to be
sold
Marketing                         $500              $1,000              $2,000
expenses
Development of                    $500                $500               $1000
web site
Working Capital                 $1,000              $2,500              $5,000
Offering Costs                  $1,000              $1,000              $1,000
TOTAL                          $12,500             $25,000             $50,000

Our director, Karrison Nichols, has loaned us $21,503 to purchase property for sale to the public. Ms. Nichols has agreed that we must sell at least 50% of the shares offered to be repaid out of the proceeds any of the amount she is owed. If we sell 50% of the shares offered, we will repay1/2of Ms. Nichols' loan to her; to the extent we sell more than 50%, we will proportionately increase the amount of the proceeds we will use to repay Ms. Nichols up to the full repayment of the amount loaned if we sell all the shares. However, Ms. Nichols has indicated that she currently intends to buy $17,500 worth of the shares offered hereby for investment purposes. Because we have agreed to pay Ms. Nichols1/2of the amounts she is owed if we sell at least 1/2of the shares offered, the partial repayment of this loan decreases the amount we would otherwise be able to use to buy additional property for sale and results in us being able to purchase less property for resell than we would be able to purchase if less than 50% of the shares were sold.

Because we are selling the shares strictly through the efforts of our officers and directors, the above numbers do not include any deductions for selling commissions.

In the event we receive the maximum proceeds of $50,000, our management believes that the net proceeds therefrom will provide us with sufficient funds to meet our cash requirements for approximately twelve (12) months following the receipt of this maximum amount.

The above table sets forth our estimates of the manner in which we expect to use the proceeds generated from this offering. However, our management has the right to change these allocations in her sole discretion. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering.

Proceeds not immediately required for the foregoing purposes will be probably invested principally in federal and/or state government securities, short-term certificates of deposit, money market funds or other short term interest-bearing investments.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

DILUTION

At September 30, 2001, we had a net tangible book value of $ 5,773. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 1,000,000 shares at the offering price and receipt of $50,000, less offering expenses estimated to be $1,000. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets, then dividing by the total number of shares of common stock outstanding.

                                        September 30, 2001                      1,000,000 shares sold
Public offering price per               n/a                                     $0.05
share
Net tangible book value                 $0.0058                                 n/a
per share of
common stock before the
offering(1)
Pro forma net tangible                  n/a                                     $0.0274
book value per share
of common stock after the
offering
Increase to net tangible                n/a                                     $0.0216
book value per share
attributable to purchase of
common stock by new
investors
Dilution to new investors               n\a                                     $0.0226
PLAN OF DISTRIBUTION

We are offering up to a maximum of 1,000,00 shares at a price of $0.05 per share to be sold by our executive officer and director. Since our shares are sold through our executive officers and directors, no compensation will be paid with respect to such sales. In addition, because the offering is conducted on a "best efforts" basis, there is no assurance that any of the shares offered hereby will be sold.

The offering will remain open until 120 days after this registration statement becomes effective unless we determine, in our sole discretion, to cease selling efforts. In addition, we may extend the offering for an additional 90 days in our discretion if we think extending the offering will generate enough additional sales of the shares to justify such extension. If we do extend the offering, we will provide written notification to all offerees of the extension. Our officers, directors and stockholders and their affiliates may purchase shares in this offering. In particular, Ms. Nichols has indicated that she presently intends to purchase up to $17,500 of our shares.

There is no minimum number of shares that must be sold to complete the offering. As a result, there will no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared.

Such funds shall be non-refundable except as may be required by applicable law.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Ms. Karrison Nichols, age 41, is our President, Chief Executive Officer, Secretary, and Chairman of our Board Ms. Nichols has over fifteen years experience in design and restoration projects including 2 years of retail experience in selling furniture, especially custom furniture. Ms Nichols received her BA from the University of Wisconsin in 1981. Karrison Nichols. For the past 5 years, Ms. Nichols has supervised the restoration of an historic house located at 2600 State Street in the State Street- Thomas Historical District in Dallas, Texas. Ms. Nichols has also supervised the design and significant reconstruction of an 1889 vintage home located in the uptown area of Dallas, near our office. and is in the process of seeking to have this house included in the National Register of Historic Places, maintained by the National Park Services. Ms Nichols is also involved with Preservation Dallas and other historic associations and societies.

All of our Directors serve for one year periods. We held our first annual meeting of shareholder and directors in December, 2001 at which time Ms. Nichols was again elected our sole director. Our directors serve for a period of one year unless removed in accordance with our bylaws.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, before and after giving effect to the sale of the maximum number of shares of common stock offered, by our directors, officers and persons who own more than 5% of our outstanding common stock. All shareholders have sole voting and investment power over the shares beneficially owned.

                                                                 Beneficial Ownership
                                                                   of Common Stock1
                                       Shares Owned                             Percentage of Class
                                                                   Before Offering               After Offering
Karrison Nichols                          500,000                        50%                           25%

---------                                 -------
All directors, officers                   500,000                        50%                           25%
and 5% or more
shareholders as a
group
(1 person)

1 There are no persons who hold any options to acquire any shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Karrison Compagnie is authorized to issue 20,000,000 shares of common stock, $0.001 par value per share, of which 1,000,000 shares were issued and outstanding when this offering was commenced. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of common stock have cumulative voting rights, which means that the holders of more than 50% of our shares voting for the election of directors can elect 100% of the directors if they choose to do so. This cumulative voting right causes anyone with more than 50% of our stock to be able to elect all directors and therefore totally control the management of our company. Our common stock does not have preemptive rates, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in our company. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional share of our common stock to persons friendly with our existing management, thus preventing any change in control of our company.

Upon any liquidation, dissolution or winding-up of our company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock do not have preemptive or conversion rights to subscribe for any our securities and have no right to require us to redeem or purchase their shares.

The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors, out of funds legally available therefor, subject to the priorities given to any class of preferred stock which may be issued.

Preferred Stock

Karrison Compagnie is authorized to issue 10,000,000 shares of preferred stock, $0.01 par value per share. We had no preferred shares issued and outstanding when this offering was commenced. However, the majority of our shareholders may later determine to issue our preferred stock. If done, the preferred stock may be created and issued in one or more series and with such designations, rights, preference and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stock would be entitled to our assets, to the exclusion of the common stockholders, to the full extent of the preferred stockholders' interest in our company.

Although we have no present intent to do so, we could issue shares of preferred stock with such terms and privileges that a third party acquisition of our company could be difficult or impossible, thus entrenching our existing management in control of our company indefinitely.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent and Registrar

We have not currently decided who we are going to use as a transfer agent. If we are successful in establishing a public market for our common stock, we will then name a transfer agent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article V of the our Bylaws provides that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Nevada law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or payed by one of our directors, officers or controlling persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

General

Karrison Compagnie, Inc., was incorporated under the laws of the State of Nevada on December 12, 2000, and is in its early developmental and promotional stages. Our general plan is to buy and sell antiques through periodic sales, a web page to be developed and perhaps auctions. Our primary activities to date have consisted of organizing our company, conducting an initial round of private financing to obtain "seed" capital and beginning the process of designing and implementing our business plan. Through the proceeds raised from this offering, we expect to be able to continue to acquire inventory, design and implement our website and establish relationships with other antique dealers willing to allow us to assist in the sale of their items on a consignment basis.

We do not currently own and have no plans to acquire in the future any patents, licenses, franchises, trademarks, concessions or royalty agreements.

We expect to purchase our inventory through local and national wholesale antique sources, auctions, estate sales, flea markets or wherever antiques can be bought at what we consider good prices. We will then service the items as we consider necessary, photograph, price and list them on our web site where they can be viewed by potential buyers. We will also display antique items that have been consigned to us by individuals and businesses. Customers with questions can e-mail us, correspond by mail or phone us. All sales will be by check or money order and we will ship the items when the funds clear.

Karrison Nichols is our only employee and Ms. Nichols only devotes part of her time to our business. If we are successful in selling all of our shares so that we are able to acquire more inventory and conduct more auctions and sales, Ms. Nichols will likely devote more time to our business. However, we do not have an employment agreement with Ms. Nichols and have no assurances as to the amount of time she will devote to our business in the future.

The following are the primary manners in which we expect to conduct business:

Quarterly Sales Events. We expect to conduct sales of antiques on a quarterly basis although there can be no assurance we think sale this frequently are warranted. These sales will be preceded by such advertising as we deem appropriate, probably consisting of local newspaper advertisement, hand delivery of flyers to people we think may be interested in our sales and word of mouth. To the extent we are successful in generating net profits, we may expand these advertising efforts to perhaps include local radio or television advertisements.

Our quarterly sales will typically be conducted on a weekend so that the maximum amount of customer traffic can be generated. We expect to conduct our sales in the uptown area of Dallas where we maintain our offices. The uptown area of Dallas has several other art gallery, antique stores and similar boutique facilities so we hope that foot traffic to our sales is healthy.

We conducted our first sale on May 5, 2001, at which we obtained sales revenues of approximately $8,000. We expect to conduct another sale, probably in March 2002. The frequency of our sales will be largely dependent upon our ability to obtain quality merchandise for sale together with the sales results we obtain from our previous sales.

At our sales, we will offer to the public items we own and items we have agreed to sell on consignment from other dealers. When we conduct a sale on a consignment basis, we expect to receive 20% of the purchase price paid at the sale for our fee in conducting the sale. Depending upon the amount of proceeds we are able to raise with this offering, we hope to acquire at least $15,000 worth of inventory. If we generate additional net revenue, we expect to take a significant portion of any profits we make and devote them to acquiring property that we think we can sell for a profit.

As we continue to develop our business plan, we expect to be able to determine whether or not it is more profitable for us to devote most of our efforts toward consignment sales or toward sales of our own items. The percentage of our sales that will be on a consignment basis versus a sale of items we own will be determined after we can make an accurate assessment of which activities generate the most net revenues for our company.

Auctions. If our management thinks that an auction could best maximize the use of our time, we may conduct auctions. If auctions are conducted, we expect the financial parameters of the same to be similar to our sales. Specifically, we would likely sell inventory that we currently own, presumably at a price in excess of what we paid for the items, and may conduct the auction for the benefit of third parties, receiving a typical auctioneer’s fee. We do not expect to conduct any auctions until we have established our procedures for our individual sales and our website.

Website. We currently have two domain names registered , www.karrisoncompagnie.com and www.Karrison.com. We plan to operate an antique web site based showroom through which we can display and offer our inventory to potential purchasers. Our plan is to develop a web page with pictures of those items we have in our inventory that are for sale along with pricing information and all other data relevant to someone searching over the internet for antiques. We may include some of our property through third party auction type web sites such as e-Bay and other similar providers. The amount we spend on the development of our website will be largely dependent upon the success we receive from maintaining the same. Specifically, initially we expect to have a relatively simple web page that is registered with the larger search engines. If we enjoy success that generates profits, we may expand our web page capabilities and register with additional search engines. Because we have not developed our web page yet, we are unable to make any determinations at this point as to the total cost of establishing and maintaining our web page and cannot, therefore, make any estimates as to the percentage of our revenues that will come from website sales.

Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not deal with the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet.

Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although

Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly accepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect the opportunity of Karrison Compagnie to derive financial benefit from such activities.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Over the next twelve months we expect our primary expenses to be acquisition of properties for sale, advertising costs associated with conducting our sales, paying for the development and maintenance of our web page and perhaps paying a salary to Ms. Nichols. Our business plan is such that if we are successful in generating net profits from our activities, we will acquire more properties, perhaps conduct more sales, hire additional staff and attempt to grow our company in an orderly way. If we are successful in raising the entire $50,000 proposed to be raised in this offering, we expect such $50,000 to be sufficient to allow us to conduct business for at least a one year period. If we are unable to raise this entire $50,000 amount, our ability to continue as a going concern may be jeopardized and we may be required to cease conducting operations in less than a year.

We have signed a note with Ms. Nichols where she may loan up to $50,000 to our company, although Ms. Nichols can choose whether or not she wants to make additional advances under this note. Other than this potential right to borrow from Ms. Nichols, we have no other external sources of financing available. However, the nature of our business is that with only a small amount of money, we can continue in business in even potentially grow. This is because, due to the previous loan from our shareholder, we have some inventory that we can sell. If we are able to sell this inventory at a profit, we will generate more money that can be invested in inventory, potentially exponentially increasing our asset base. Although financing derived from the sale of our shares can accelerate our growth, because we have only minimal expenses, we can survive and perhaps even some growth with little or no additional financing.

We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

We believe that the cost of registering our securities, and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts. No specific investors have been identified, but our management has general knowledge of an investor class interested in investing in companies that have some measure of liquidity.

DESCRIPTION OF PROPERTY

Beginning in January, 2001, we began acquiring inventory, consisting generally of antiques. As of September 30, 2001, we have $25,904, at the lower of cost (primarily specific identification) or market in inventory.

In January, 2001, we entered into an agreement whereby we maintain a small office at 2417 Mahon Street, Dallas, Texas. This agreement is not in writing but the owner of the building has agreed to allow us to place many of our antiques in the building to improve the decor of the building in return for allowing us to store our inventory at the building and have access to the use of the general office facilities in the building. Because we are located in an historic district, we are able to store our antiques in a building built in the 1800's, thus allowing us to showcase our merchandise while still performing the basic function of storing the same.

We have no assurances as to how long we will be able to maintain this favorable relationship; if this relationship is ended, we would have to spend money to obtain a suitable office and storage space. Unless we are successful in both selling our shares and conducting business thereafter, this change could put us out of business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our director, Karrison Nichols has loaned us $21,503 to purchase property for sale to the public. This loan is reflected by a revolving note from our company to the order of Ms. Nichols in the principal amount of $50,000 or so much thereof as is advance my Ms. Nichols to us in her sole and absolute discretion. The interest rate in the note is 6% per annum. The note is dated March 31, 2001, and is due on demand by Ms. Nichols but if no demand is made then principal and interest are due on or before September 30, 2002. If we sell at least 50% of the shares we will repay Ms. Nichols 50% of the amount due to her and will proportionately increase the amount we repay Ms. Nichols out of the proceeds of this offering up to 100% of such borrowed amount if we sell all of the shares. Ms. Nichols has indicated that she currently intends to buy $17,500 worth of the shares offered hereby for investment purposes.

We believe the terms of the loan from Ms. Nichols are probably more favorable than might otherwise be available to a company with few assets and no operating history; many commercial banks would not even consider such a loan. We believe the interest rate we are paying on the note is priced a little higher than the market rate for loans of this size but given our limited assets and history, we think this slightly increased rate is appropriate.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERSM

This is our initial public offering so there is currently no public trading market for our common stock. We hope to have a market maker attempt to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have our common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities and Exchange Act of 1934 and thus be a "reporting" company, a step we will attempt to accomplish after the effective date of this registration statement.

None of our common stock is subject to outstanding options or rights to purchase nor do we have any securities that are convertible into our common stock. We have not agreed to register any our stock for anyone nor do we presently have in effect employee stock options or benefit plans that would involve the issuing of additional shares of our common stock. As of September 30, 2001, there were 1,000,000 shares issued and outstanding. All of these shares were issued under Rule 4 (a) and are subject to the re-sale restrictions of Rule 144. As of September 30, 2001, we had 15 shareholders, only one of whom, our sole officer and director, owns more than 5%.

We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. Although we have no specific limitations on our ability to pay dividends, the corporate law of Nevada, the State under which we are organized, limits our ability to pay dividends to those instances in which we have earnings and profits. If we are unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Nevada, no dividends will be made, even if our Board of Directors wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.

EXECUTIVE COMPENSATION

We currently have one employee, Karrison Nichols. At present, Ms. Nichols is not paid a salary but does own a significant amount of our common stock. Although we have no current, definite plans for paying Ms. Nichols a salary during the next six months, if our sales and website revenues generate enough profits, we expect to pay Ms. Nichols a salary. In the interim, and until we generate enough net sales revenues to pay a salary to Ms. Nichols, we may pay Ms. Nichols compensation that is based upon the total amount of sales of items made by Ms. Nichols.

Notwithstanding the foregoing, in our financial statements we have shown $1,500 as of March 31, 2001, and $3,000 as of September 30, 2001, as being charged to capital for the services Ms. Nichols has provided to our company. These services have consisted of the conduct of our auction and the management of our inventory.

No officer or director has received any remuneration from us. Although we have no current plan in existence, we may adopt a plan to pay or accrue compensation to our officers and directors for services rendered. We have no stock option, retirement, incentive or profit sharing plan or program for the benefit of officers, directors or employees but our Board of Directors may recommend the adoption of one or more of such programs in the future.

FINANCIAL STATEMENTS

The following are our financial statements, with independent auditor's report, for the period ending March 31, 2001 and for the period ending September 30, 2001.

KARRISON COMPAGNIE, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

TABLE OF CONTENTS
                                                                                                                Page

Report of Independent Certified Public Accountants                                                               F-2

Balance Sheets as of March 31, 2001 and September 30, 2001 (Unaudited)                                           F-3

Statements of Operations for the Period December 12, 2000 (Inception) to March 31, 2001, and the                 F-4
Six Months Ended September 30, 2001 (Unaudited)

Statements of Stockholders' Equity for the Period December 12, 2000 (Inception) to March 31,                     F-5
2001, and the Six Months Ended September 30, 2001 (Unaudited)

Statements of Cash Flows for the Period December 12, 2000 (Inception) to March 31, 2001, and the                 F-6
Six Months Ended September 30, 2001 (Unaudited)

Notes to Financial Statements                                                                                    F-7

Killman, Murrell & Company, P.C.
Certified Public Accountants
505 N. Big Spring, Suite 603              1931 E. 37th, Suite 7                    14810 Le Grande Drive
   Midland, Texas 79701                   Odessa, Texas 79762                      Addison, Texas 75001
      (915) 686-9381                    (915) 363-0067/550-4910                       (972) 991-9324
    Fax (915) 684-6722                     Fax (915) 363-0376                       Fax (972) 991-9323
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
Karrison Compagnie, Inc.
Dallas, Texas 75201

We have audited the accompanying balance sheet of Karrison Compagnie, Inc. (a development stage company) as of March 31, 2001, and the related statements of operations, stockholders’ equity and cash flows for the period from December 12, 2000 (inception) to March 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Karrison Compagnie, Inc. (a development stage company) at March 31,2001, and the results of its operations and its cash flows, for the period from December 12, 2000 (inception) to March 31, 2001 in conformity with auditing standards generally accepted in the United States of America.

Killman, Murrell & Co., P.C.
Dallas, Texas
May 4, 2001

KARRISON COMPAGNIE, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

ASSETS

                                                                                      March31,        September 30,
                                                                                       2001               2001
                                                                                                       (Unaudited)

CURRENT ASSETS
   Cash                                                                               $   3,465          $   1,454
   Accounts Receivable                                                                    1,883              3,265
   Inventories, at lower of cost
     (principally specific identification) or market                                     22,550             25,904

              TOTAL CURRENT ASSETS                                                    $  27,898          $  30,623

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accrued Liabilities                                                                $       -          $   3,347
   Stockholder Payable - Note 3                                                          18,157             21,503

              TOTAL CURRENT LIABILITIES                                                  18,157             24,850

STOCKHOLDERS' EQUITY
   Common Stock $0.001 par value; Authorized 20,000,000 shares;
     Issued and Outstanding 1,000,000 shares                                              1,000              1,000
   Paid-In-Capital                                                                       10,600             13,900
   Deficit Accumulated during the Development Stage                                      (1,859)            (9,127)

              TOTAL STOCKHOLDERS' EQUITY                                                  9,741              5,773

              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $  27,898          $  30,623
The accompanying notes are an
integral part of these financial statements

KARRISON COMPAGNIE, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

                                                                              December 12, 2000        Six Months
                                                                               (Inception) To             Ended
                                                                                     March 31,       September 30,
                                                                                         2001      2001
                                                                                                       (Unaudited)
REVENUES
   Antiques and Furnishings                                                        $     1,861         $     17,949

COST OF REVENUES                                                                         1,618               14,789

              GROSS PROFIT                                                                 243                3,160

GENERAL AND ADMINISTRATIVE EXPENSES                                                      2,102                9,735

              (LOSS) BEFORE OTHER EXPENSE AND
                  INCOME TAX                                                            (1,859)              (6,575)

OTHER EXPENSE
   Interest Expense                                                                          -                  693

              (LOSS) BEFORE INCOME TAX                                                  (1,859)              (7,268)

INCOME TAX - Note 4                                                                          -                    -

              NET LOSS                                                             $    (1,859)        $     (7,268)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                                               955,800            1,000,000

(LOSS) PER COMMON SHARE                                                            $      (.00)        $       (.00)
The accompanying notes are an integral
part of these financial statements.

KARRISON COMPAGNIE, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE PERIOD DECEMBER 12, 2000 (INCEPTION) TO MARCH 31, 2001
AND THE SIX MONTHS ENDED SEPTEMBER 30, 2001
                                                     Common Stock
                                                 Number Of                     Paid-In-        Retained
                                                   Shares         Amount       Capital        (Deficit)         Total

BALANCE, DECEMBER 12, 2000
         (Inception)                                       -     $     -       $       -       $       -       $       -

   Sale of Common Stock                            1,000,000       1,000           9,000               -          10,000

   Contribution of Services and Rent                       -           -           1,600               -           1,600

   Net (Loss)                                              -           -               -          (1,859)         (1,859)

BALANCE, MARCH 31, 2001                            1,000,000       1,000          10,600          (1,859)          9,741

   Contributions of Services and Rent                      -           -           3,300               -           3,300

   Net (Loss) (Unaudited)                                  -           -               -          (7,268)         (7,268)

BALANCE, SEPTEMBER 30, 2001
                  (Unaudited)                      1,000,000     $ 1,000       $  13,900       $  (9,127)      $   5,773

The accompanying notes are an integral
part of these financial statements.

KARRISON COMPAGNIE, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

                                                                              December 12, 2000        Six Months
                                                                                (Inception) To            Ended
                                                                                     March 31,       September 30,
                                                                                          2001     2001
                                                                                                       (Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES
   Net (Loss)                                                                     $   (1,859)            $ (7,268)
     Changes in Current Assets and Liabilities
       Accounts Receivable                                                            (1,883)              (1,382)
       Inventory                                                                     (22,550)              (3,354)
       Accrued Liabilities                                                                 -                3,347

              NET CASH FLOW USED BY
                OPERATING ACTIVITIES                                                 (26,292)              (8,657)

CASH FLOW FROM FINANCING ACTIVITIES
   Increase in Stockholder Payable                                                    18,157                3,346
   Proceeds from Sale of Common Stock                                                 10,000                    -
   Contribution of Services and Rent                                                   1,600                3,300

              NET CASH FLOW PROVIDED BY
                FINANCING ACTIVITES                                                   29,757                6,646

NET INCREASE (DECREASE) IN CASH                                                        3,465               (2,011)

CASH AT BEGINNING OF PERIOD                                                                -                3,465

CASH AT END OF PERIOD                                                             $    3,465             $  1,454

The accompanying notes are an integral
part of these financial statements.

KARRISON COMPAGNIE, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable To The Unaudited Periods)

SEPTEMBER 30, 2001

NOTE 1: DEVELOPMENT STAGE COMPANY

Karrison Compagnie, Inc. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on December 12, 2000, to acquire antiques, collectibles, and home and office furnishings for resale through periodic local showroom sales and web site sales. The Company has been in the development stage since inception and is devoting substantially all of its efforts to financial planning, raising capital, purchasing inventory, marketing, and developing a local showroom. The Company also plans to sell its merchandise on the internet.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Year End

The Company has elected a March 31, fiscal year end.

Revenue Recognition

Revenue includes the sale of merchandise including delivery and set up fees associated with the merchandise sale. The Company recognizes that revenue on the date the customer takes delivery of the merchandise. The company has adopted SAB 101 Revenue Recognition in Financial Statements, specifically Issue 3-Delivery and Performance in SAB Topic 13:A-Selected Revenue Recognition Issues. Provisions for estimated returns allowances are provided for in the same period the related sales are recorded. The Company’s financial statements are prepared using the accrual method of accounting.

Accounts Receivable

Accounts receivable represents billed amounts uncollected prior to March 31, 2001 and September 30, 2001. The receivables are considered collectible and no provision for uncollectible accounts has been made.

Website Development Costs

The Company has plans to develop a website to sell its merchandise on the internet. In March 2000, the Emerging Issued Task Force reached a consensus on Issue No. 00–2, “Accounting for Website Development Costs.” The consensus states that for specific website development costs, the accounting should be based generally on the AICPA Statement of Position 98–1 (“SOP 98–1”), “Accounting for the Cost of Computer Software Developed or Obtained for Internal Use.” Under SOP 98–1, development costs are capitalized and amortized over the estimated useful life of the website. As of March 31, 2001, and September 30, 2001, the Company had incurred no costs associated with the development of its website.

(Continued)

KARRISON COMPAGNIE, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable To The Unaudited Periods)
(CONTINUED)

SEPTEMBER 30, 2001

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Income Taxes

The Company provides for income taxes by utilizing the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Net Income (Loss) Per Common Share

Net income (loss) per common share is based on the weighted average number of common shares outstanding during each respective year. Common stock equivalents that would have had an anti-dilutive effect were excluded from the calculation.

Cash and Cash Equivalents

For the purpose of reporting cash flows, the Company considers cash in operating bank accounts, demand deposits, and cash on hand as cash and cash equivalents.

Inventory

Inventory consists of antiques, collectibles, and home and office furnishings and accessories stated at the lower of cost (principally specific identification) or market.

Financial Instruments

The Company’s financial instruments include cash, cash equivalents, and trade receivables. The carrying amounts of these financial instruments have been estimated by management to approximate fair value.

KARRISON COMPAGNIE, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable To The Unaudited Periods)
(CONTINUED)

SEPTEMBER 30, 2001

NOTE 3: RELATED PARY TRANSACTIONS

The Company’s current officer and director is also a shareholder of the Company. The following is a summary of transactions with officers and directors.

        – The current officer and director purchased 500,000 shares of the Company’s common stock for $5,000 in January 2001.

        – The current officer, director, and shareholder extended a 6% due on demand line of credit to the Company in the amount of $50,000. The amount payable on the line of credit was $18,157 and $21,503 at March 31, 2001 and September 30, 2001, respectively. Interest in the amount of $693 has been accrued for the six months ended September 30, 2001. No interest was due at March 31, 2001.

        – The current officer, director, and shareholder provides space to house inventory and conduct business. Amounts charged to expense for storage was $100 and $300 for the period from inception (December 12, 2000) to March 31, 2001 and the six months ended September 30, 2001, respectively. The corresponding amount has been credited to additional paid–in– capital.

        – The current officer, director and shareholder does not receive a salary from the Company; however, the value of her services in the amounts of $1,500 and $3,000 has been recorded as an expense of the Company for the period December 12, 2000 (Inception) to March 31, 2001 and the months ended September 30, 2001, respectively. The corresponding amounts have been credited to additional paid–in–capital.

NOTE 4: INCOME TAX

The Company’s statutory Federal tax rate is 34%. The statutory rate applied to the net loss before income tax expense amounted to $88.

Due to the uncertainty regarding the levels of future earnings, the Company has recorded a valuation allowance of $88 to reflect the estimated amount of deferred tax assets, which may not be realized, principally due to the expiration of net operating loss carryforwards.

Part II - Information not required in prospectus

Indemnification of directors and officers

Article Eight of the Articles of Incorporation and Article Nine of the Bylaws of the Company provide that the Company shall indemnify, to the maximum extent allowed by Nevada law, any person who is or was a Director, Officer, agent or employee of the corporation, and any person who serves or served at the Company's request as a Director, Officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Changes in and disagreements with
Accountants on Accounting and Financialcial Disclosure

We have never changed our accountants and have never had any disagreements with our accountants over any financial disclosure regarding our company.

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Other expenses of issuance and distribution

The following is an itemized list of the estimate by the Company of the expenses of the offering:

         Type of Expense                                      Amount

         Accounting Fees                                      $ 500

         Attorney's Fees and Filing Fees                      $ 500

         TOTAL                                                $1,000.00

RECENT SALES OF UNREGISTERED SECURITIES

On or about December 12, 2000, the Company was incorporated under the laws of the State of Nevada. Effective as of December 13, 2000, we issued a total of 500,000 shares of our common stock to the founder of our Company, Karrison Nichols. The federal exemption we relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not solicit any investment in the company and instead simply issued shares to our founder, Ms. Nichols. In addition, given Ms. Nichols' involvement in the establishment of the company, she had access to such information as she deemed necessary to fully evaluate an investment in our company. In addition, the issuance of the shares of stock to Ms. Nichols was exempt under the laws of the State of Texas, the State in which Ms. Nichols resides, pursuant to Section 5 I. (a) of the Texas Securities Act. Section 5 I. (a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five (35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements:

The actual consideration paid for the shares issued to Ms. Nichols was $5,000.00. Because of the extremely limited nature of the transaction by which the shares were issued to Ms. Nichols, no underwriters were used.

Beginning in December, 2000, we conducted a private offering of 500,000 shares of the common stock of our company at a purchase price of $0.01 per share. These shares were offered and sold to friends and family of Ms. Nichols, without public solicitation. A total of 14 individuals purchased shares from us and a total of $5,000 was raised for us. The offering was completed in February, 2001.

The federal exemption we relied upon in issuing these securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not publically any investment in the company. In addition, we provided each investor with a private placement memorandum describing our company and explaining all of the risks associated with investing in our company. We also gave all of these investors the opportunity to ask questions of and receive answers from us

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as to all aspects of our business as well as access to such information as they deemed necessary to fully evaluate an investment in our company. In addition, the issuance of the shares of stock to these individuals was exempt under the laws of the State of Texas, the State in which all of these persons resides, pursuant to Section 5 I. (a) of the Texas Securities Act. Section 5 I. (a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five (35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements:

The actual consideration paid by these individuals was cash. Because of the extremely limited nature of the this offering, no underwriters were used.

Exhibits

Attached to this registration are the exhibits required by Item 601 of Regulation S-B.

UNDERTAKINGS

We will:

        1.File, during any period in which we offer or sell securities, a post- effective amendment to this registration statement to:

                – a. Include any prospectus required by section 10(a)(3) of the Securities Act;

                –b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement;

                – c.include any additional or changed material information on the plan of distribution.

        2. For determining liability under the Securities Act, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

We do not presently anticipate using an underwriter in conducting this offering; if we change our plan and utilize an underwriter, we will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in

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connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas on January 9, 2002.

(Registrant)                        Karrison Compagnie, Inc.

By (Signature and Title):           /s/ Karrison Nichols
                                    Karrison Nichols, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(Signature)       /s/ Karrison Nichols
                  Karrison Nichols

(Title)           President and Director

(Date)            January 9, 2002.
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Date Filed: January 9, 2002                                                     SEC File No.333-64474

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM SB-2

UNDER

THE SECURITIES ACT OF 1933

KARRISON COMPAGNIE, INC.

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INDEX TO EXHIBITS

     EXHIBIT NO.                SEC REFERENCE          TITLE OF DOCUMENT                               LOCATION
                                    NUMBER
          1                           3                Charter and Bylaws                              Original Filing

          2                           5                Opinion and consent of Carter                   This Filing
                                                       Holmes pllc Attorneys and                       Page
                                                       Counselors at Law
          3                          10                Killman, Murrell & Company, P.C.                This Filing
                                                       Certified Public Accountants                    Page
          4                          23                Consent of Carter Holmes pllc (See              This Filing
                                                       Exhibit 2)                                      Page

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EXHIBIT 2

CONSENT OF CARTER HOLMES PLLC
ATTORNEYS AND COUNSELORS AT LAW

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CARTER HOLMES pllc
ATTORNEYS AND COUNSELORS
HAMPTON COURT
4311 OAK LAWN AVE.
SUITE 600
DALLAS, TEXAS 75219

---------------------------

STEVEN B. HOLMES
TELEPHONE (214) 765-6000
FACSIMILE (214) 765-6103
E-MAIL SHOLMES@LEGALTEXAS.COM

January 9, 2002

Board of Directors
Karrison Compagnie, Inc.
2417 Mahon Street
Dallas, Texas 75201

Re: Karrison Compagnie, Inc.
Registration Statement on Form SB-2

Gentlemen:

We have been retained by Karrison Compagnie, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In connection with the request, we have examined the following:

1. Articles of Incorporation of the Company;

2. Bylaws of the Company;

3. The Registration Statement; and

4. Unanimous consent resolutions of the Company's Board of Directors.

We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

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Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Nevada.

We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,
CARTER HOLMES pllc

/s/ Steven B. Holmes
Steven B. Holmes

SBH

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EXHIBIT 3

CONSENT OF KILLMAN, MURRELL & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in this Amendment No. 3 of the Registration Statement on Form SB–2, of our report dated May 4, 2001, on the balance sheet as of March 31, 2001, and the related statements of operations, stockholders’ equity and cash flows for the period from December 12, 2000 (Inception) to March 31, 2001 of Karrison Compagnie, Inc. We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.

PKILLMAN, MURRELL & COMPANY, P.C.
Dallas, Texas
January 9, 2002

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EXHIBIT 4

CONSENT OF CARTER HOLMES PLLC
(SEE EXHIBIT 2)

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